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                                                                    EXHIBIT 99.1

NEWS  RELEASE



                 BEVERLY ENTERPRISES EXTENDS EXCHANGE OFFER FOR
                     ITS $200 MILLION OF 9 5/8% SENIOR NOTES


(FORT SMITH, ARKANSAS, September 13, 2001) -- Beverly Enterprises, Inc. (NYSE:
BEV) today announced that it has extended the expiration date of the exchange offer of its $200 million aggregate principal amount of Senior Notes for $200 million aggregate principal amount of Series B Senior Notes, which have been registered under the Securities Act, to 5:00 p.m. (EDT), on Wednesday, September 19, 2001. The offer had previously been scheduled to expire at 5:00 p.m. (EDT), on Wednesday, September 12, 2001. As of 5:00 p.m. EDT, on September 7, 2001, $59,145,000 of the Senior Notes had been validly tendered and not withdrawn in the offer.

Beverly Enterprises and its operating subsidiaries comprise a leading provider of healthcare services to the elderly in the United States. They currently operate 526 skilled nursing facilities, as well as 34 assisted living centers (including the Florida operations), 56 home care and hospice agencies and 161 outpatient therapy clinics. Through AEGIS Therapies, they also offer rehabilitative services on a contract basis to nursing homes operated by other care providers.


Contact for:
Investor Inquiries                         News Media Inquiries
------------------                         --------------------
Jim Griffith, SVP - Investor Relations     Dan Springer, VP - Public Relations
(501) 201-5514                             (501) 201-5520 or (501) 414-5533


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